GameStop Announces Chief Executive Officer Succession Plan

Grapevine, Texas (April 19, 2021) - GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced that George Sherman will be stepping down as Chief Executive Officer on July 31, 2021, or earlier upon the appointment of a successor. The Board of Directors (the “Board”) thanks Mr. Sherman for his significant contributions since being appointed Chief Executive Officer in April 2019.

As disclosed in GameStop’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2021, the Board has been evaluating executive leadership to ensure the Company has the right skills to meet changing business requirements. The Company’s Form 10-K also noted that the Board has retained a third-party firm to support its efforts. The Board’s Strategic Planning and Capital Allocation Committee is leading a search to identify Chief Executive Officer candidates with the capabilities and experience to help accelerate the next phase of the Company’s transformation.

Ryan Cohen, incoming Chairman of the Board, commented, “GameStop appreciates the valuable leadership that George has provided throughout his tenure. He took many decisive steps to stabilize the business during challenging times. The Company is much stronger today than when he joined. On a personal note, I also want to thank George for forming important partnerships with the new directors and executives who have joined GameStop in recent months.”

George Sherman, Chief Executive Officer, added, “I am very proud of what we have accomplished at GameStop over the past two years, including during the difficult COVID-19 pandemic. It has been a privilege to lead so many dedicated, talented individuals, who collectively possess tremendous passion for the gaming industry. We have helped bring stability and strength to the business, including by de-densifying our store footprint, reducing costs and debt, and driving e-commerce growth. I also want to take this opportunity to thank our Board for all of its collaboration and support.”

About GameStop.

GameStop, a Fortune 500 company headquartered in Grapevine, Texas, is a leading specialty retailer offering games and entertainment products through its E-Commerce properties and thousands of stores. Visit www.GameStop.com to explore our products and offerings. Follow @GameStop and @GameStopCorp on Twitter and find us on Facebook at www.facebook.com/GameStop.

Cautionary Statement Regarding Forward-Looking Statements - Safe Harbor

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the SEC including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the SEC on March 23, 2021. All such filings are available at www.sec.gov and on the Company’s website at www.GameStop.com.

Contact

GameStop Investor Relations

817-424-2001

investorrelations@gamestop.com

GameStop Public Relations

Joey Mooring

joeymooring@gamestop.com

or

Profile

Greg Marose / Charlotte Kiaie

gamestop@profileadvisors.com

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